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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement(s) on Form S-8 (NOS. 333-76420; 333-36191; 333-16455; 333-16459) under the Securities Act of 1933 of our report dated June 6, 2002, on the financial statements and supplemental schedule of the Labor Ready, Inc. 401(k) Plan.

McGladrey & Pullen, LLP
Tacoma, Washington
June 28, 2002

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CONSENT OF INDEPENDENT AUDITORS